Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into to be effective as of February 5, 2020 (“Effective Date”) between The InterGroup Corporation, a Delaware corporation (“Transferor”), and Sante Fe Financial Corporation, a Nevada corporation (“Santa Fe”).

RECITALS

WHEREAS, Transferor wishes to contribute and transfer to Santa Fe, and Santa Fe wishes to accept from Transferor Four Thousand Four Hundred and Sixty (4,460) shares of common stock (the “Woodland Shares”) of the Contributed Company (defined below), in exchange for Ninety Seven Thousand Five Hundred (97,500) shares of common stock, par value $0.10 per share, in Santa Fe (the “Santa Fe Shares”). The transfer of Woodland Shares to Santa Fe and Santa Fe Shares to Transferor are both undertaken as transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as private placement transactions under Section 4(a)(2) of the Securities Act, as amended (“Section 4(a)(2)”).

WHEREAS, Transferor, who owns in excess of eighty-two percent (82%) of the outstanding common stock of Santa Fe, and Santa Fe, who together own an aggregate of all (100%) of the outstanding stock of Intergroup Woodland Village, Inc., an Ohio corporation (the “Contributed Company”), and Santa Fe intend that the transactions contemplated by this Agreement qualify as non-taxable transfers of property to Santa Fe by persons in control of Santa Fe pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder; and

WHEREAS, Transferor and Santa Fe wish to set forth their agreement in writing in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
CONTRIBUTIONS

Section 1.01 Contribution of Woodland Shares. Subject to the terms and conditions set forth herein, Transferor hereby contributes, transfers, assigns, conveys and delivers to Santa Fe, and Santa Fe does hereby accept and acquire from Transferor, all of Transferor’s right, title and interest in and to the Woodland Shares, which shares are validly issued, fully paid and non-assessable, free and clear of any security interest, pledge, lien, charge, mortgage, claim or other encumbrance (each, an “Encumbrance”).

Section 1.02 No Liabilities. Santa Fe shall not assume any liabilities or obligations of Transferor or its affiliates of any kind, whether known or unknown, contingent or noncontingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03 Consideration. In full and complete consideration for transfer of the Woodland Shares to it, Santa Fe agrees to issue to Transferor Santa Fe Shares, free and clear of all Encumbrances. Upon issuance by Santa Fe of Santa Fe Shares to Transferor, Santa Fe Shares shall be duly authorized and validly issued, fully paid and non-assessable. Subject to the terms and conditions of Exhibit A, after the Closing (defined below), the Transferor shall receive the Earnout Amount (as defined on Exhibit A) as additional consideration. The parties agree to treat any Earnout Amount as an adjustment to the Consideration for U.S. federal, state, local and non-U.S. income tax purposes.

Section 1.04 Non-Recognition Treatment. This Agreement is intended to provide for non-recogntion treatment to both the Transferor and Santa Fe under Sections 351 and 1032 of the Internal Revenue Code and shall be construed to accomplish that result.

ARTICLE II
Closing

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date hereof (the “Closing Date”) at the offices of Transferor, or at such other time and place as the parties shall mutually designate.

Section 2.02 Closing Deliveries. At the Closing:

  (a) Transferor shall deliver to Santa Fe the stock certificate evidencing the Woodland Shares, free and clear of all Encumbrances, accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto.

  (b) Santa Fe shall deliver to Transferor a certificate evidencing Santa Fe Shares issued/evidence reasonably satisfactory to Transferor of the issuance of Santa Fe Shares to Transferor.

  (c) Santa Fe shall deliver to Transferor a Fairness Opinion.

ARTICLE III
Representations and warranties of TRANSFEROR

Transferor represents and warrants to Santa Fe that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Qualification of Transferor. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate or lease the assets now owned, operated or leased by it, including the Woodland Shares, and to carry on its business as currently conducted. Transferor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Woodland Shares or the conduct of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the Woodland Shares or Transferor’s ability to consummate the transactions contemplated under this Agreement, and the other documents and agreements being executed by Transferor in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transaction Agreements”).

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Section 3.02 Authority of Transferor; Enforceability. Transferor has full corporate power and authority to enter into the Transaction Agreements, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by Transferor of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all requisite entity action on the part of Transferor. The Transaction Agreements have been duly executed and delivered by Transferor, and (assuming due authorization, execution and delivery by any other parties thereto) constitute legal, valid and binding obligations of Transferor, enforceable against it in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 3.03 No Conflicts; Consents. The execution, delivery and performance by Transferor of the Transaction Agreements, and the consummation of the transactions contemplated thereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Transferor or its affiliates; (b) violate or conflict with any judgment, order, decree or law applicable to Transferor, any of its affiliates, or the Woodland Shares; (c) except as would not, individually or in the aggregate, have a material adverse effect on the Woodland Shares or Transferor’s ability to consummate the transactions contemplated by the Transaction Agreements on a timely basis, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Transferor or its affiliates is a party or otherwise bound or to which any of the Woodland Shares are subject; or (d) result in the creation or imposition of any Encumbrance on the Woodland Shares. No consent, approval, waiver or authorization is required to be obtained by Transferor or its affiliates from any person in connection with the execution, delivery and performance by Transferor of the Transaction Agreements or the consummation of the transactions contemplated thereby.

Section 3.04 Title to Woodland Shares. Transferor has good and valid title to all of the Woodland Shares, free and clear of Encumbrances. By virtue of the Transaction Agreements delivered at the Closing by Transferor (and assuming due authorization, execution and delivery by the other parties thereto), Santa Fe will obtain good and valid title to the Woodland Shares, free and clear of all Encumbrances.

Section 3.05 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Transferor’s knowledge, threatened against or by Transferor (a) relating to or affecting the Woodland Shares; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Agreements. To Transferor’s knowledge, no event has occurred or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such Action.

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Section 3.06 Securities Matters. Transferor is acquiring Santa Fe Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Transferor acknowledges that Santa Fe Shares are not registered under the Securities Act, or any state securities laws, and that Santa Fe Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Transferor is able to bear the economic risk of holding Santa Fe Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Transferor recognizes that investment in Santa Fe Shares involves certain risks, including the potential loss of the Subscriber’s investment herein. The Subscriber recognizes that this Agreement do not purport to contain all the information which would be contained in a registration statement under the Securities Act, The Transferor acknowledges that no federal, state or foreign agency has passed upon or reviewed the terms and conditions of the transactions contemplated hereby or made any finding or determination as to the fairness of the transactions contemplated hereby. The shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law under Section 4(a)(2), and the Transferor’s representations, warranties, agreements, acknowledgments and applicability of such exemptions and the suitability of the Transferor to acquire such shares. It is understood that any certificates evidencing such shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO SANTA FE SHARES, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.”

ARTICLE IV
Representations and warranties of SANTA FE

Santa Fe represents and warrants to Transferor that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization. Santa Fe is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own, operate or lease the assets now owned, operated or leased by it, including Santa Fe Shares, and to carry on its business as currently conducted. Transferor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of Santa Fe Shares or the conduct of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on Santa Fe Shares or Transferor’s ability to consummate the transactions contemplated under this Agreement and the Transaction Agreements.

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Section 4.02 Authority; Enforceability. Santa Fe has full corporate power and authority to enter into the Transaction Agreements to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by Santa Fe of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all requisite entity action on the part of Santa Fe. The Transaction Agreements to which Santa Fe is a party have been duly executed and delivered by Santa Fe, and (assuming due authorization, execution and delivery by the other parties thereto) constitute legal, valid and binding obligations of Santa Fe, enforceable against it in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Santa Fe of the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Transferor or its affiliates; (b) violate or conflict with any judgment, order, decree or law applicable to Transferor, any of its affiliates, or Santa Fe Shares; (c) except as would not, individually or in the aggregate, have a material adverse effect on Santa Fe Shares or Transferor’s ability to consummate the transactions contemplated by the Transaction Agreements on a timely basis, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Transferor or its affiliates is a party or otherwise bound or to which any of Santa Fe Shares are subject; or (d) result in the creation or imposition of any Encumbrance on Santa Fe Shares. No consent, approval, waiver or authorization is required to be obtained by Santa Fe from any person (including any governmental authority) in connection with the execution, delivery and performance by Santa Fe of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby.

Section 4.04 Legal Proceedings. There is no Action of any nature pending or, to Santa Fe’s knowledge, threatened against or by Santa Fe that (a) relating to or affecting Santa Fe Shares; or (b) challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Agreements to which Santa Fe is a party. To Santa Fe’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.05 Title to Santa Fe Shares. Santa Fe has good and valid title to all of Santa Fe Shares, free and clear of Encumbrances. By virtue of the Transaction Agreements delivered at the Closing by Santa Fe (and assuming due authorization, execution and delivery by the other parties thereto), Transferor will obtain good and valid title to Santa Fe Shares, free and clear of all Encumbrances.

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Section 4.06 Securities Matters. Santa Fe is acquiring the Woodland Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Santa Fe acknowledges that the Woodland Shares are not registered under the Securities Act, or any state securities laws, and that the Woodland Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Santa Fe is able to bear the economic risk of holding the Woodland Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Santa Fe recognizes that investment in the Woodland Shares involves certain risks, including the potential loss of the Subscriber’s investment herein. The Subscriber recognizes that this Agreement do not purport to contain all the information which would be contained in a registration statement under the Securities Act, Santa Fe acknowledges that no federal, state or foreign agency has passed upon or reviewed the terms and conditions of the transactions contemplated hereby or made any finding or determination as to the fairness of the transactions contemplated hereby. The shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law under Section 4(a)(2), and Santa Fe’s representations, warranties, agreements, acknowledgments and applicability of such exemptions and the suitability of Santa Fe to acquire such shares. It is understood that any certificates evidencing such shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE WOODLAND SHARES, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.”

ARTICLE V
Covenants

Section 5.01 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Agreements.

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ARTICLE VI
Miscellaneous

Section 6.01 Expenses. All costs and expenses incurred in connection with the preparation and execution of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, shall be paid by the party incurring such costs and expenses.

Section 6.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder or under any other Transaction Agreement shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a .pdf document (with a confirmation copy sent by method (a)) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

If to Transferor:	The InterGroup Corporation 12121 Wilshire Boulevard, Suite 610 Los Angeles, California 90025 Email: dgonzalez@intgla.com Attention: David Gonzalez

with a copy to:	Jolie Kahn Law 12 E. 49th Street, 11th floor New York, NY 10017 Email: joliekahnlaw@sbclobal.net Attention: Jolie Kahn, Esq.

If to Santa Fe:	Santa Fe Financial Corporation 12121 Wilshire Boulevard, Suite 610 Los Angeles, California 90025 Email: sxu@intgla.com Attention: Danfeng Xu

with a copy to:	COZEN O’CONNOR One Liberty Place 1650 Market Street, Suite 2800 Philadelphia, PA 19103 Email: tparent@cozen.com Attn: Thea Parent

Section 6.03 Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the parties contained herein shall not survive the Closing and (b) the covenants and other agreements of the parties contained herein shall survive the Closing indefinitely.

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Section 6.04 Headings; Interpretation. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof, and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 6.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 6.06 Entire Agreement. This Agreement and the other Transaction Agreements constitute the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by a party hereto without the written consent of the other party hereto.

Section 6.08 No Third-Party Beneficiaries. This Agreement shall enure to the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 6.09 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 6.10 Waiver. No waiver by a party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by a party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 6.11 Governing Law. This Agreement and each other Transaction Agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate to the transactions contemplated hereby or thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute, or otherwise) shall in all respects be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

Section 6.12 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement, any other Transaction Agreement or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in Carson City, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 6.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement or any Transaction Agreement were not performed in accordance with the terms hereof or thereof, and that the parties shall be entitled to specific performance of the terms hereof and thereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (a) agrees that it shall not oppose the granting of such specific performance or relief and (b) hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief being sought.

Section 6.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the Effective Date by their respective officers thereunto duly authorized.

THE INTERGROUP CORPORATION

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Vice President Real Estate

[signature page follows]

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SANTA FE FINANCIAL CORPORATION

By:	/s/ John V. Winfield
Name:	John V. Winfield
Title:	President and Chief Executive Officer

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Exhibit A

The 27 unit apartment complex known as Woodland Village Apartments located at 821 Third Street, Santa Monica, CA 90403 (“Property”) was appraised by Colliers International on November 29, 2019 which valued the Property in the amount of Fourteen Million One Hundred Twenty Thousand Dollars ($14,120,000.00) (“Appraised Value”). In the event that the Property is sold to a third-party buyer within twelve (12) months of Closing hereunder (the “Determination Period”), then Santa Fe shall pay to Transferor the Earnout Amount upon closing on the Property. For the purposes of this Agreement, the Property shall be deemed “sold” if any binding agreement or non-binding letter of intent or agreement to buy the Property has been entered into on or before the expiration of the Determination Period and the parties thereto subsequently close on the Property.

“Earnout Amount” means forty-four and six tenths percent (44.6%) of the excess, if any, of the price at which Santa Fe sells the Property (with any promissory note valued at its full face amount) less closing costs of such Property sale transaction, over the Appraised Value.

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